Exhibit 99.1

NEWS RELEASE

Contact: Becky Nichols Investor Relations (ext. 104) beckyn@amvproperties.com	1780 South Bellaire Street Suite 100 Denver, CO 80222 Ph: (303) 297-1800 Fax: (303) 296-7353	Listed: AMEX Trading Symbol: AMV www.amvproperties.com

AMERIVEST PROPERTIES ANNOUNCES THE APPOINTMENT OF SHERI HENRY AS CFO,

AND CHANGE OF TIME FOR THE FIRST QUARTER RESULTS CONFERENCE CALL MAY 9, 2006

DENVER, CO, April 27, 2006 — AmeriVest Properties Inc. (AMEX: AMV) today announced that Sheri Henry, the Company’s controller, will assume the additional responsibilities of Chief Financial Officer on June 1, 2006. Kathryn Hale, the current CFO will retire from the Company on May 31, 2006. Ms. Henry, age 40,  has been the Company’s controller since August 2004. Prior to joining the Company, she was employed with Archstone-Smith for eight years and held several positions, including Manager of Financial Reporting. The Company has also entered into a term employment and change of control agreement with Ms. Henry.

“We are pleased to promote Sheri to this executive position” remarked Charles Knight, President and CEO of AmeriVest. “Sheri has been an excellent addition to the Company since 2004, working diligently to improve our reporting and financial disclosure and our systems and internal controls. As we have streamlined and reduced our executive staff over the past year, Sheri has taken on increased responsibilities and we are pleased that Sheri will continue to assist us through the planned sale of our properties and completion of all financial matters related to the liquidation plan, scheduled to be presented to shareholders for approval on May 24, 2006,” said Knight.

The Company also announced today a time change for the First Quarter Results Conference Call to take place May 9, 2006. The call is now scheduled for 8:30 a.m. Mountain Time (10:30 a.m. Eastern, 9:30 a.m. Central, 7:30 a.m. Pacific).

A press release and supplemental information will be posted to the Company’s website prior to the call. To participate in the conference call, please dial (800) 548-8725 [(706) 634-5929 if outside North America] approximately ten minutes before the scheduled start of the call and enter conference ID# 8246053. An audio replay of the call will be available two hours after the completion of the call until May 16, 2006 by calling (800) 642-1687 [(706) 645-9291 outside North America]. An audio replay will be available in the Investor Relations section of the Company’s website, www.amvproperties.com.

Company Information

AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business® in Denver, Phoenix, and Dallas, through the acquisition, repositioning and operation of multi-tenant office buildings in those markets. To receive AmeriVest’s latest news and information, visit our website at www.amvproperties.com.

In addition to historical information, this press release contains forward-looking statements and information under federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management’s beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest’s 2005 Annual Report on Form 10-K and from time to time in the Company’s filings with the Securities and Exchange Commission.

Additional Information about the Plan of Liquidation and Where to Find It

In connection with the proposed Plan of Liquidation, the Company has filed materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. The proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Becky Nichols, AmeriVest Investor Relations at beckyn@amvproperties.com or (303) 297-1800 (Ext. 104) or accessing the Company’s website at www.amvproperties.com. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Liquidation.

Proxies may be solicited on behalf of the Company by members of its Board of Directors and executive officers. Information about such persons can be found in the Company’s proxy statement relating to its 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 18, 2006 and may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.amvproperties.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.